EXHIBIT 10.1
                             CONFIDENTIAL TREATMENT







                           EXCLUSIVE LICENSE AGREEMENT
              BETWEEN OFFICE DEPOT, INC. AND SMITH CORONA CORPORATION










Confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission with a request for confidential treatment pursuant to Rule 24b-2. The location of an omitted portion is indicated by [*******].

                           EXCLUSIVE LICENSE AGREEMENT

     This EXCLUSIVE LICENSE AGREEMENT ("Agreement") is made and entered into effective as of July 16, 1999 (the "Effective Date"), between SMITH CORONA CORPORATION, a Delaware corporation having its principal business office at 842 Bennie Road PO Box 2090 Cortland, NY 13045-0990 ("Licensor"), and OFFICE DEPOT, INC., a Delaware corporation having its principal place of business at 2200 Old Germantown Road, Delray Beach, Florida 33445 ("Licensee").
                                 RECITALS

      A.	Licensor is the owner of the Registered and/or Unregistered Marks and Property listed in Schedule A.

      B.	Licensee desires to secure the exclusive right and license to use the Marks and Property in connection with the design, manufacture, advertisement, promotion, distribution and sale of Licensed Products.

      C.	Licensor is willing to grant Licensee an exclusive license on the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the recitals, premises and mutual covenants contained in this Agreement, the parties agree as follows:

                                AGREEMENT

                           Section 1.  License


     1.1.	Grant and Territory.  For the term and subject to the other terms and conditions of this Agreement, Licensor hereby grants to Licensee an exclusive right and license to use the Licensed Rights in connection with
(i) the design of Licensed Products in the Territory, (ii) the manufacture of Licensed Products anywhere in the world for distribution in the Territory, and (iii) the marketing, distribution and sale of Licensed
Products throughout the Territory. "Distribution" includes sales to consumers/end users through Office Depot retail stores, Office Depot's contract and commercial divisions, and electronically through the Internet.
The parties acknowledge that this license is exclusive to Licensee and for the term of this Agreement, Licensor shall not grant to any person or entity a license to use the Licensed Rights in connection with the design, manufacture or distribution of Licensed Products in the Territory without the prior written approval of Licensee. Licensee shall have the absolute right to withhold such approval in its sole discretion.

     1.2	Sublicenses.  This Agreement confers upon Licensee the full and complete right to sublicense the rights or licenses granted to Licensee under this Agreement to any subsidiaries, foreign or domestic, of Licensee.

     1.3.	Use of Licensed Rights.  Licensee shall conform its use of the
Marks and Property in accordance with the terms of this Agreement.
Licensee shall conduct all activities hereunder so as to not knowingly violate any applicable laws in the Territory, and shall use its best efforts to cause each person authorized by Licensee, or acting by authority given another by or through Licensee, to make use of the Marks and Property in accordance with the terms of this Agreement. There will be a predetermined minimum sales level for each product in order to retain exclusivity.

     1.3.1(a) Product Introduction. In order for Licensee to maintain exclusivity of each Product Category listed in Exhibit A, it shall introduce product(s) in each Product Category into the Market no later than the date on which product from the Product Category will be sold by
Licensee ("Market Date"), which date shall be no later than eighteen (18) months from the Effective Date hereof. With respect to Product
Category(ies) added to Exhibit A after the Effective Date hereof, Licensee shall introduce product(s) from such added Product Category(ies) no later than the Market Date for each Product Category, which shall be no later than eighteen (18) months from the date on which it was added to Exhibit A.
At the conclusion of the eighteen (18) month period set forth hereinabove, if Licensee has failed to introduce product from any Product Category, then the representatives for each party listed in Paragraph 10.3 shall meet to discuss the status of the particular Product Category(ies) ("Status Conference"). If Licensee is unable to verify at the Status Conference any plans for introducing product from the particular Product Category(ies), then its license shall be converted from exclusive to non-exclusive status for the particular Product Category(ies). If, however, Licensee is able to verify at the Status Conference its plans for introducing product from the particular Product Category(ies), then the parties' representatives shall negotiate a new time period in which to introduce product for the Product Category(ies). For purpose of verification, items such as RFQs for manufacturing, manufacturing forecasts, orders for tooling, or other objectively verifiable items are to be relied upon by Licensee and
Licensor. The Market Dates for each Product Category are listed in the following chart:
Product Category	                   Market Date (anticipated first costs)
(***********)
(******************)
(***********)
(******************)
(***********)
(***********)
(***************)
(************)
(*************)
(****************)
(******************)
(***********)

     1.3.1(b) Minimum Sales Levels. Beginning with the first introduction of a product into the market pursuant to Paragraph 1.3.1(a), in order for Licensee to maintain exclusivity of each Product Category listed in Exhibit A, it MUST sell the minimum dollar volume quantity (first cost) of product from each Product Category, as listed in the following chart. The parties shall use seventy percent (70%) of the annual manufacturing forecast for each Product Category as the minimum dollar volume quantity to be sold on annual basis.

Product Category	                  Minimum Annual Sales
(************)
(*******************)
(***********)
(***************)
(*********)
(**********)
(*************)
(***********)
(************)
(***************)
(***************)

     1.4.	Relationship of Parties.  The relationship between Licensor and
Licensee is that of licensor and licensee of intellectual property rights.
In its capacity as licensee, Licensee shall be acting only as an independent contractor, and not as a partner, co-venturer, agent, employee or representative of Licensor. Accordingly, neither party shall have authority, either express or implied, to make any commitment or representation on behalf of the other or incur any debt or obligation on behalf of the other party. The parties acknowledge that this Agreement does not constitute a franchise under United States federal or state law or under any law of the Territory or any sovereignty within the Territory and does not create a fiduciary relationship between the parties.

                            Section 2.  Term

     2.1.	Initial Term.  The term of this Agreement shall commence on the
Effective Date and shall continue until seven (7) years after the Effective Date (the "Initial Expiration Date"), unless terminated earlier in accordance with this Agreement ("Initial Term").

     2.2.	Extended Five-Year Term.  This Agreement shall be extended for one (1) successive five-year term upon the expiration of the Initial Term, only upon the mutual consent of the parties which shall be given, if at all, no fewer than thirty(30) days prior to the expiration of the Agreement.

     2.3.	Annual Renewal Term.  Following expiration of the Extended Five
Year Term, this Agreement shall be extended for additional one-year periods upon the expiration of any preceding term (the last day of any extension period shall be referred to as the "Annual Expiration Date"), only if Licensor and Licensee agree to such extension in writing no more than six
(6) months prior to the Annual Expiration Date that they intend to extend the term of this Agreement (the "Annual Renewal Term").

                          Section 3.  Manufacturing

     3.1.	Manufacturing Standards.  Licensee shall use its best efforts to ensure that all of the Licensed Products are manufactured in accordance with high quality standards. In this regard, Licensee shall cooperate with Licensor at all times so that the Licensed Products are consistent with the quality of other products sold under the Licensed Rights.

     3.2.	Conceptual Renderings.  Within ten (10) days following initial completion of conceptual renderings in drawing form of each product from a Product Category, Licensee shall provide Licensor with one set of the same. Within thirty (30) days following receipt of the conceptual renderings, Licensor shall provide Licensee with its comments regarding reasonable changes or corrections to be made prior to prototyping of the product.

     3.3.	Preproduction Samples.  Prior to the commencement of production of Licensed Products, Licensee shall furnish to Licensor up to five (5) preproduction samples, as requested by Licensor, of each Licensed Product that Licensee intends to manufacture or have manufactured under the Licensed Rights. Licensor shall have the right to review the sample and product labeling and packaging to confirm the Licensed Products are manufactured in accordance with high quality standards by requesting in writing within fifteen (15) days of the delivery of such preproduction samples that Licensee make reasonable changes or corrections in such preproduction samples as may reasonably be required, to maintain high quality and design standards and Licensee shall make and incorporate any such reasonable changes. If Licensee has not received a written request for modification of the preproduction samples within fifteen 15 days of delivery of such samples, it may assume that Licensor has no such changes and may thereafter manufacture, market and sell Licensed Products conforming to such preproduction samples. Licensee shall not make any material changes to any preproduction sample after approval by Licensor without resubmitting the sample for approval.

     3.4.	Production Samples.  Once every quarter during the term of this
Agreement, Licensee shall furnish to Licensor up to three (3) production samples, as requested by Licensor of each Licensed Product manufactured by Licensee; provided if the Licensed Product has not been modified or no additional Licensed Products have been manufactured since the previous delivery pursuant to this Section 3.5, then Licensee shall notify Licensor in writing and shall only be obligated to provide such samples if requested in writing by Licensor. Licensor shall have the right to exercise quality control over the Licensed Products manufactured for and sold by Licensee by requesting in writing within fifteen (15) days of the delivery of such production samples that Licensee make reasonable changes or corrections in such production samples as may reasonably be required, in Licensor's determination, to maintain the quality and design standards prescribed by Licensor, and Licensee shall make and incorporate such changes or corrections at Licensee's sole cost and expense.  If Licensee has not received a written request for modification of the production samples within fifteen (15) days of delivery of such samples, it may assume that Licensor has no such changes and may continue to manufacture, market and
sell Licensed Products conforming to such preproduction samples.   Licensee
shall not make any material changes to any sample after approval by Licensor without resubmitting the sample for approval. If Licensor requires more than six (6) samples in any given quarter, Licensee shall provide such excess additional samples to Licensor at Licensee's Standard cost.

                          Section 4.  Duties of Parties

     4.1.	Compliance With Law.  Licensee shall comply with all applicable non-waivable laws and regulations in the Territory, including labeling and advertising laws, and shall obtain and maintain any and all permits, certificates or licenses necessary for the proper conduct of Licensee's duties and obligations under this Agreement.

     4.2.	Notice of Proceedings.  Licensee shall notify Licensor in writing promptly once in receipt of documents commencing or threatening any action, suit, proceeding or investigation or the issuance of any order, writ, injunction, award, judgment or decree before or of any court, tribunal, arbitration panel, agency or governmental instrumentality that relate to the Licensed Rights or Licensed Products.

     4.3.	Records.  Licensee shall maintain in reasonable detail and, where applicable, in accordance with generally accepted accounting principles, consistently applied, complete records of accounts including invoices, production, shipping, sales and lease records, financial and other records which pertain to the sale of Licensed Products. These records shall be open for inspection, copying, extracting and audit by Licensor or its employees, agents or representatives during normal business hours during the term at a mutually agreed upon time and place and for two years following termination or expiration of this Agreement and shall be retained for at least two years after termination or expiration of this Agreement.

     4.4.	Manufacturing/Quality Control.  Licensor agrees to provide
Licensee with reasonable assistance in the sourcing of manufacturers, manufacturing audit and qualification, quality control and related matters.

     4.5.	Infringing Products.  During the term of this Agreement, Licensor agrees to promptly prosecute (or at its option to pay on a current basis the costs of the prosecution of) claims for damages (and for appropriate declaratory relief) against any and all parties that use the Licensed Marks on products substantially similar to the Licensed Products other than pursuant to the license granted pursuant to this Agreement. The parties acknowledge that Licensee may make a significant investment in the development and marketing of the Licensed Products and that Licensor's willingness to prosecute those third-parties that infringe the Licensed
Marks is an important condition to such effort. Licensee agrees to give prompt notice of any such infringement of which it becomes aware during the term of the Agreement and Licensor agrees to commence such prosecution promptly and diligently thereafter and notify Licensee of the progress of any such action.

                           Section 5  Royalties and Other Fees

     5.1.	Royalties and Other Fees.  Licensee agrees to pay Licensor, on a quarterly basis within 45 days of the end of each quarter a royalty fee at rates pursuant to the following table. The Royalty rates are based on the first cost of the Licensed Product.

Contract Year	        Royalty Rate
1-2	                        *%
3-5	                        *%
6-7	                      ***%
Extensions               ***%

                    Section 6  Ownership of the Licensed Rights

     6.1	Warranty of Ownership.  Licensor warrants and represents that it owns all title, right, and authority to the Licensed Rights and has the power to grant the Licensed Rights.

     6.2	Ownership.  Licensee acknowledges that nothing contained in this
Agreement shall give to Licensee any ownership interest in the Licensed
Rights.

     6.3	Infringement Suits.  Licensee shall notify Licensor of any known infringements, claims or actions in derogation of any Licensed Rights by any third parties. Licensor shall have the sole right to determine whether any action shall be taken on account of such infringement, claim or action and Licensee shall not take any action on account of such infringement, claim or action without the prior written consent of Licensor; which consent shall not be unreasonably withheld. If Licensor initiates any legal proceedings on account of any such infringement, claim or action, Licensee shall cooperate with and assist Licensor to the extent reasonably necessary to protect the Licensed Rights, including without limitation, being joined as a necessary or desirable party to such proceedings, provided that Licensor shall reimburse Licensee for its reasonable out-of-pocket costs incurred in connection therewith.

     6.4	Survival.  Notwithstanding anything in this Agreement to the contrary, this Article 6 shall survive termination of this Agreement.

                     Section 7  Use and Display of the Marks

     7.1	Use of Marks.  The presentation and image of the Marks shall be uniform and consistent with respect to all Licensed Products bearing the Marks. All Licensed Products, labeling, packaging, business advertising and promotional material used in connection with the Licensed Products shall be in accordance with reasonable standards which may be prescribed by Licensor.

     7.2	Notice of Ownership of Marks and Copyrights.  All advertising and promotional materials attached to or delivered with the Licensed Products shall state that the Marks are owned by Licensor, for example as follows:

                           All Rights Reserved.
            (copy write) SMITH CORONA CORPORATION, INC.,
                         New York, U.S.A., 19__.

     7.3	Prior Approval.  All labeling, packaging, advertising and other promotional plans and materials that Licensee desires to use to promote and sell the LICENSED PRODUCTS shall be prepared in accordance with Licensor's policy on the consistent use and appearance of marks, such policy being annexed hereto as Exhibit D. Licensee shall provide Licensor with copies of all labeling, packaging, and other promotional plans and material at least twenty (20) days prior to their distribution date, and Licensor shall provide Licensee with reasonable changes or corrections to be made to the same no less than ten (10) days prior to the distribution date. Failure of Licensee to conform to such policy shall result in termination of this Agreement, unless the same is cured immediately following receipt of written notice regarding the same.

                            Section 8  Termination

     8.1	Licensor Termination.  In the event Licensee breaches any
material provision of this Agreement, Licensor shall give written notice specifying in reasonable detail the nature of the breach to Licensee and specify a reasonable period of time within which Licensee is to cure the breach. As used in the preceding sentence, a "reasonable period of time" for curing a breach shall be at least thirty (30) business days in the case of a payment default and shall be no more than forty-five (45) business days for any other breach and shall be determined based upon commercial circumstances existing at the time of the breach and the commercially reasonable time necessary to cure such breach. If the breach is not cured within the specified period, Licensor may terminate this Agreement effective upon written notice to Licensee.

     8.2	Licensee Termination.  In the event Licensor breaches this
Agreement, Licensee may give written notice of the nature specifying in reasonable detail the breach to Licensor and specify a reasonable period of time within which Licensor is to cure the breach. As used in the preceding sentence, a "reasonable period of time" for curing a breach shall be not more than forty-five (45) business days for any other breach and shall be determined based upon commercial circumstances existing at the time of the breach and the commercially reasonable time necessary to cure such breach. If the breach is not cured within the specified period, Licensee may terminate this Agreement effective upon written notice to Licensor. Notwithstanding anything in this Agreement to the contrary, Licensee may terminate this Agreement at any time, with or without cause upon six (6) months days prior written notice to Licensor.

     8.3.	Liability After Termination.  Termination of this Agreement for any reason shall not, unless otherwise expressly provided in this Agreement, affect:

      8.3.1.	Obligations accrued prior to the effective date of
termination; or
      8.3.2.	Any obligations which, either expressly or from the
context of this Agreement, are intended to survive termination of this Agreement.

     8.4.	Effects of Termination.  Upon any termination of this Agreement:
      8.4.1.	Licensee shall furnish to Licensor a statement setting
forth (i) the inventory of Licensed Products manufactured or in the process of manufacture, including the wholesale price thereof, (ii) the number of orders received, accepted and approved, (iii) production and distribution schedules. Licensor shall permit Licensee to continue manufacturing and production of Licensed Products to fill any outstanding orders and to continue marketing, advertising and selling Licensed Products until such time as it has exhausted its inventory.

               Section 9  Indemnification and Limitation on Liability

     9.1.	Indemnification by Licensee.  Licensee shall indemnify, hold
Licensor and its officers, directors, shareholders, employees, agents, independent contractors, representatives, and affiliates, harmless, and defend Licensor and its officers, directors, shareholders, employees, agents, independent contractors, representatives, and affiliates, from and against any loss, damage, liability, or expense, including attorneys' fees and disbursements arising in connection with any grossly negligent or willful action by Licensee.

     9.2.	Indemnification by Licensor.  Licensor shall defend, indemnify and hold Licensee and all of Licensee's directors, officer, employees, agents, affiliates, successors and assigns harmless from and against any and all liabilities, losses, claims, causes of action, suits, damages, and expenses, including reasonable attorneys' fees and expenses (collectively, "Licensee's Claims"), for which Licensee may become liable or may incur or be compelled to pay by reason of (i) the breach of any of the representations and warranties of Licensor set forth in this Agreement and
(ii) Licensee's use of the Marks and Property provided that such use is consistent with the terms of this Agreement; and (iii) claims of infringement that are related to the Marks and Property.

     9.3.	Survival.  The provisions of this Article 9 shall survive the termination of this Agreement.

                            Section 10  General

     10.1.	Assignments, Successors and Assigns.  Subject to Licensor's
prior, written approval, which shall not be unreasonably withheld, Either party shall be permitted to assign its Licensed Rights under this Agreement to a successor or other entity that purchases substantially all the assets of such party . The rights granted by Licensor shall attach to the Licensed Rights and shall transfer to any subsequent owner of the Licensed Marks, including but not limited to any successor to the business or purchaser of the assets of Licensor.

     10.2.	Bankruptcy.  In the event Licensor becomes insolvent or
generally fails to pay, or admits in writing its inability to pay, its debts as they become due or applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for any of its property, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, if a trustee, receiver or other custodian is appointed for Licensor, or for a substantial part of any of Licensor's property and is not discharged within 30 days; or if any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of Licensor, or any event shall occur similar to any of the foregoing under the laws of any jurisdiction, and if such case or proceeding is not commenced by Licensee, it is consented to or acquiesced in by Licensee or remains for 30 days undismissed, then, Licensor agrees to assign all rights and interests in the Licensed Rights as they relate to the Licensed Products to a trustee, receiver or other custodian, ("Assignee"), and Licensee shall continue to abide by its responsibilities and obligations hereunder with payments and reporting being made to such Assignee.

     10.3.	Notices.  Any notice, request, demand, or other
communication required or permitted under this Agreement, shall be deemed to be properly given by the sender and received by the addressee (i) if personally delivered; (ii) 14 days after deposit in the mails if mailed by certified or registered air mail, postage prepaid; (iii) 24 hours after being sent by facsimile with confirmation sent as provided in (ii) above; or (iv) 72 hours after being sent by commercial overnight mail, addressed as follows, and in the case of facsimile transmission, to the appropriate facsimile number shown below:
             To Licensor:	    SMITH CORONA CORPORATION
                              842 Bennie Road
                      					   PO Box 2090
                              Cortland, New York 13045
                              Phone No.:  (607) 758-5853
                              Facsimile No.:  (607) 758-5786
                              Attention:John Bermingham, CEO

           With a copy to:    George R. McGuire
	                             Hancock & Estabrook, LLP
	                             1500 MONY Tower I
	                             PO Box 4976
	                             Syracuse, NY 13221-4976
     	                        Phone No. (315) 471-3151
	                             Facsimile No. (315) 471-3167

             To Licensee:	    OFFICE DEPOT, INC.
                              2200 Old Germantown Road
                              Delray Beach, Florida 33445
                              Phone No.:  (561) 438-4800
                              Facsimile No.:  (561) 265-4403
                              Attention:   Charles Tyson, Vice President & GMM
                              Business Machines

          With a copy to:     OFFICE DEPOT, INC.
                              2200 Old Germantown Road
                              Delray Beach, Florida 33445
                              Phone No.:  (561) 438-4800
                              Facsimile No.:  (561) 265-4464
                              Attention: Brian D. Dan, Associate General
                                         Counsel
                              Legal Department

or to such other address or facsimile number as from time to time may be given in the manner permitted above.

     10.4.	Severability.  If any provision of this Agreement is found
by any court of competent jurisdiction to be invalid or unenforceable, such provision shall be deemed to be modified to the minimum extent necessary to cause it to be valid and enforceable and the invalidity or unenforceability of such provision prior to such modification shall not affect the other provisions of this Agreement and all provisions not affected by the invalidity or unenforceability shall remain in full force and effect.

     10.5.	Amendment and Modification.  This Agreement may be amended
or modified only by a writing executed by all parties.

     10.6.	Governing Law and Choice of Forum.

      10.6.1.	This Agreement shall be construed and governed in
accordance with the internal laws of the State of New York. The parties hereby submit to the jurisdiction of the state of New York.

      10.6.2.	In order to expedite the resolution of legal
disputes, Licensee, in its sole discretion, may elect to have such disputes arising in connection with this Agreement finally settled under the American Arbitration Association by one or more arbitrators appointed in accordance with such rules, whose decision shall be binding upon the parties.

       10.7.	Taxes.  Licensee shall be responsible for collection,
remittance and payment of any and all taxes, charges, withholding obligations, levies, assessments or other fees of any kind imposed by any governmental authority with respect to the manufacture, sale, importation or other disposition of the Licensed Products (other than taxes on the income or gross receipts of Licensor).

       10.8.	Entire Agreement.  This Agreement covers all contracts and
agreements between the parties relating to the subject matter of this Agreement. All other contracts and agreements between the parties which relate thereto are hereby terminated effective as of the effective date of this Agreement.

       10.9.	Government Approvals and Remittances.  In the event that any approval with respect to this Agreement or any registration thereof will be required, initially or at any time during the term, in order to give the Agreement legal effect, each party agrees immediately to take whatever steps may be necessary in this respect; and reasonable charges incurred in connection therewith shall be borne by Licensee.

      10.10.	Authority to Make Agreement.  Each party warrants and
represents that it has the power to enter into this Agreement and perform in accordance with the provisions hereof and that the execution and performance of the Agreement has been duly and validly authorized in accordance with all applicable laws and governing instruments.

      10.11.	No Waiver.  No waiver of any breach of any of the provisions of this Agreement shall be construed to be a waiver of any succeeding breach of the same or any other provision.

      10.12.	Limitation of Liability.  To the fullest extent permitted by law, neither party shall be liable to the other party for any indirect, special, consequential, exemplary or incidental damages (including without limitation, loss of anticipated revenues or profits relating to the same) arising from any claim relating directly or indirectly to this agreement, whether a claim for such damages is based on warranty, contract, tort (including without limitation, negligence or strict liability), even if such party has been advised of the likelihood or possibility of same.

      10.13.	Definitions.  The following terms shall have the meanings
set forth below:
                 "Licensed Products" means solely the products of Licensor specified on Exhibit "A" attached hereto and incorporated herein by reference. Licensee shall have the right to increase the scope of Licensed Products, subject to written approval by Licensor which shall not be unreasonably withheld. Any increase in scope of Licensed Products will be set forth in a revised Exhibit "A", which shall thereafter replace the then existing Exhibit "A" and become a part of this Agreement.
                "Licensed Rights" means collectively the Marks and Property. "Marks" means the trademarks, tradenames, logos and/or images as listed on Exhibit "C" attached hereto and incorporated herein by reference, as amended from time to time pursuant to this Agreement. "Property" means the intellectual property rights of Licensor relating to the Licensed Products that Licensor determines, in its sole and reasonable discretion, to be desirable or necessary for Licensee to exercise the rights and license granted in this Agreement. Such
Property shall include, without limitation, certain product styles, designs, samples, materials, titles, trademarks, names, logos, symbols, copyrights, art work, inventions, trade secrets (patentable and unpatentable), patents and pending patent applications; insofar as such property relates directly to the Products listed in Exhibit A.
               "Territory" means the geographic area designated specifically on Exhibit "B" attached hereto and incorporated herein by reference, as amended from time to time pursuant to this Agreement.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                       "LICENSOR":

                                       SMITH CORONA CORPORATION
                                       a Delaware corporation
                                       By	/s/ J. A. Bermingham
                                       Name:	John A. Bermingham
                                       Title:	President & C.E.O.

CORPORATE ACKNOWLEDGEMENT

STATE OF NEW YORK   	)
                     )   	SS:
COUNTY OF CORTLAND	  )

	On this 19 day of July, 1999, before me personally came John Bermingham to me known, who being by me duly sworn, did depose and say that he is the CEO and President of Smith Corona Corporation, the Corporation described in, and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.
					/s/ Joslyn A. Bancroft
					Notary Public

                                        "LICENSEE":

                                        OFFICE DEPOT, INC.,
                                        a Delaware corporation
                                        By	/s/ Charles Tyson
                                        Name:	Charles Tyson
                                        Title:	Vice President

                         CORPORATE ACKNOWLEDGEMENT

STATE OF FLORIDA  		  )
                      )    SS:
COUNTY OF Palm Beach		)

	On this 16th day of July 1999, before me personally came Charles Tyson to me known, who being by me duly sworn, did depose and say that he is the Vice President/Divisional Merchandise Manager of Office Depot, Inc. the Corporation described in, and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.
						/s/Teresa C. Walters
						Notary Public
      I:\SMITHCOR\smithcorona final.rtf


LIST OF EXHIBITS
Exhibit "A"     Licensed Products
Exhibit "B"     Territory
Exhibit "C"     Marks
Exhibit "D"     Licensor's Policy on Use and Appearance of
Marks


                                 EXHIBIT "A"

                               LICENSED PRODUCTS


**************************************************
************************************************
**************************************************
*****************************************************
****************************************************
******************************************************
*****************************************************
****************************************************


                                 EXHIBIT "B"

                                 TERRITORY



All countries where OFFICE DEPOT, INC. and its affiliates, subsidiaries, or Licensees currently, or in the future, sell Licensed Products or distribute its catalog of merchandise. OFFICE DEPOT TO PROVIDE LIST
OF ALL SUCH COUNTRIES.


                               EXHIBIT "C"

                                 MARKS


 SMITH CORONA TO PROVIDE SPECIFIC STYLIZED VERSIONS AND
LOGOS OF MARK.

                              EXHIBIT "D"

     SMITH CORONA'S POLICY ON CONSISTENT USAGE OF MARKS

Smith Corona will provide.